SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 4, 2013

BioTime, Inc.

(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Asset Contribution Agreement

On January 4, 2013, BioTime, Inc. (“BioTime” or “we”) and our subsidiary BioTime Acquisition Corporation (“BAC”) entered into an Asset Contribution Agreement with Geron Corporation (“Geron”) pursuant to which we and Geron will concurrently contribute certain assets to BAC in exchange for shares of BAC common stock.  Closing of the asset contribution transaction is expected to occur no later than September 30, 2013.

Assets to Be Contributed

Pursuant to the Asset Contribution Agreement, we will contribute to BAC the following assets:

•
8,902,077 BioTime common shares, valued for purposes of the Asset Contribution Agreement at $30,000,000 based upon the aggregate volume weighted-average per share closing price of our common shares as listed on the NYSE MKT for the twenty (20) consecutive trading days immediately preceding January 4, 2013 (the “Average Price”);

•
warrants to subscribe for and purchase 8,000,000 additional BioTime common shares (the “Contribution Warrants”) exercisable for a period of five years at an exercise price of $5.00 per share, subject to pro rata adjustment for certain stock splits, reverse stock splits, stock dividends, recapitalizations and other transactions.;

•	$5,000,000 in cash (the “BioTime Cash Contribution”);

•	10% of the presently issued and outstanding shares of common stock of our subsidiary OrthoCyte Corporation;

•	6% of the presently issued and outstanding ordinary shares of our subsidiary Cell Cure Neurosciences, Ltd.; and

•
a quantity of certain human embryonic stem cell lines produced under “good manufacturing practices,” a non-exclusive, world-wide, royalty-free license to use those stem cell lines and certain patents pertaining to stem cell differentiation technology for any and all purposes.

Pursuant to the Asset Contribution Agreement, Geron will contribute to BAC Geron’s human embryonic stem cell assets, including:

•	intellectual property and proprietary technology, including certain patents and know-how related to human embryonic stem cells;

•	certain biological materials and reagents

•	certain laboratory equipment;

•	certain contracts;

•
Geron’s Phase 1 clinical trial of oligodendrocyte progenitor (OPC-1) cells in patients with acute spinal cord injury, and Geron’s autologous cellular immunotherapy program, including the Phase 2 clinical trial of autologous immunotherapy in patients with acute myelogenous leukemia; and

•	certain regulatory filings, including the investigational new drug applications filed with the United States Food and Drug Administration for the two clinical trials.

The patent portfolio that BAC will acquire from Geron through the Asset Contribution Agreement includes over 400 patents and patent applications owned or licensed to Geron relating to human embryonic stem (“hES”) cell-based product opportunities.  This portfolio consists primarily of patents and patent applications owned by Geron, but also includes patent families licensed to Geron by third parties.

The patent portfolio includes patents and patent applications covering a number of cell types that can be made from hES cells, including hepatocytes (liver cells), cardiomyocytes (heart muscle cells), neural cells (nerve cells, including dopaminergic neurons and oligodendrocytes), chondrocytes (cartilage cells), pancreatic islet ß cells, osteoblasts (bone cells), hematopoietic cells (blood-forming cells) and dendritic cells.  The patent portfolio also includes technologies for growing hES cells without the need for cell feeder layers, and novel synthetic growth surfaces.

Cash Contribution by Private Investor

A private investor has agreed to contribute $5 million in cash to BAC for 2,136,000 shares of BAC Series B common stock, and warrants to purchase 350,000 additional shares of BAC Series B common stock (“BAC Warrants”).  That investment will be made in conjunction with the closing under the Asset Contribution Agreement.

If for any reason the private investor fails to make the $5 million contribution, we will contribute cash, BioTime common shares, or a combination of cash and BioTime common shares to BAC in an amount equal to the cash not contributed by the private investor.  Any BioTime common shares contributed to BAC for this purpose will be valued at the Average Price.

The same private investor also agreed to invest $5 million in BioTime by purchasing, in two tranches, an aggregate of 1,350,000 BioTime common shares and warrants to purchase 650,000 additional BioTime common shares.  This investment is intended to fund the BioTime Cash Contribution.  For further information, see “Stock and Warrant Purchase Agreement” below.

Assumption of Liabilities

BAC will assume all obligations and liabilities in connection with the assets contributed by Geron, to the extent such obligations and liabilities arise after the closing date of the Asset Contribution Agreement, including certain obligations and liabilities to provide follow-up procedures with patients who participated in Geron’s clinical trial of its OPC-1 stem cell product to treat spinal cord injury, and a clinical trial of an immunological therapy to treat acute myelogenous leukemia. Upon the closing under the Asset Contribution Agreement, BAC will be substituted for Geron as a party in an appeal by Geron of two rulings in favor of ViaCyte, Inc. by the United States Patent and Trademark Office’s Board of Patent Appeals and Interferences,  filed by Geron in the United States District Court for the Northern District of California on September 13, 2012 (the "ViaCyte Appeal"), and BAC will assume all liabilities arising after the closing under the Asset Contribution Agreement with respect to the ViaCyte Appeal.

Ownership of BAC Common Stock; Distribution of BAC Series A Common Shares and Contribution Warrants; Listing

Upon the closing under the Asset Contribution Agreement, we will own 21,773,340 shares of BAC Series B common stock and Geron will own 6,537,779 shares of BAC Series A common stock.  Upon the sale of BAC shares to the private investor, the private investor will own 2,136,000 shares of BAC Series B common stock.

Geron has agreed to distribute to its stockholders on a pro rata basis the shares of BAC Series A common stock that Geron receives in the asset contribution transaction following the closing under the Asset Contribution Agreement.  Following that distribution by Geron, BAC will distribute to the holders of its Series A common stock on a pro rata basis the 8,000,000 Contribution Warrants.

Following the distributions of the BAC Series A common stock by Geron to its stockholders, we will own, including the shares of BAC Series B common stock that we presently own, approximately 71.6% of the outstanding BAC common stock, the Geron stockholders will own approximately 21.4% of the outstanding BAC common stock and the private investor will own approximately 7.0%, of the outstanding BAC common stock.

We will also receive warrants to purchase 3,150,000 shares of BAC Series B common stock and the private investor will receive warrants to purchase 350,000 shares of BAC Series B common stock (together, the “BAC Warrants”).  The BAC Warrants that we and the private investor receive will enable us, together with the private investor, to increase our collective ownership in BAC by approximately 2.2%, which would reduce the Geron stockholders’ ownership in BAC to approximately 19.2%.  The BAC Warrants that we and the private investor will receive will have an exercise price of $5.00 per share and a term of three years.  The exercise price per share and number of shares that may be purchased upon the exercise of the BAC Warrants will be subject to adjustment in the event of any BAC stock split, reverse stock split, stock dividend, reclassification of shares and certain other transactions.

The BAC Series A and Series B common stock will be identical in most respects, however, BAC will be entitled to make certain distributions or pay dividends, other than stock dividends, on its Series A common stock, without making a distribution or paying a dividend on its Series B common stock.  The BAC Series B common stock may be converted into BAC Series A common stock, on a share for share basis, at BAC’s election, only after Geron distributes to its stockholders the BAC Series A common stock issued under the Asset Contribution Agreement and BAC subsequently distributes to the BAC Series A common stock holders the Contribution Warrants.

BAC plans to seek to list its Series A common stock, and BioTime intends to seek to list the Contribution Warrants, on a national securities exchange.

Representations, Warranties and Covenants

The Asset Contribution Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type.  Until the earlier of the closing of the asset contribution transaction and the termination of the Asset Contribution Agreement, (i) Geron is not permitted to solicit inquiries or engage in discussions with third parties regarding any proposal to acquire more than an immaterial portion of the assets to be contributed by Geron to BAC, subject to Geron’s ability to solicit and engage in certain change of control transactions other than a change of control transaction that would reasonably be expected to adversely affect, materially delay or prevent the consummation of the asset contribution transaction, and (ii) we and BAC are not permitted to solicit inquiries or engage in discussions with third parties regarding any proposal for a transaction that could reasonably be expected to materially delay or prevent the asset contribution transaction, subject to the fiduciary duties of our board of directors.  In addition, certain covenants under the Asset Contribution Agreement require each party to use reasonable best efforts to cause the asset contribution transaction to be consummated.

Additionally, we are required to promptly seek the approval of our shareholders of an amendment of our Articles of Incorporation increasing the number of authorized common shares and preferred shares that we may issue, and approving the issuance of the BioTime common shares and warrants to be issued in the asset contribution transaction and the related BioTime share and warrant sale to the private investor (the “Shareholder Proposals”).  In addition, we are required under the Asset Contribution Agreement to file a registration statement (the “BioTime Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”) the Contribution Warrants and the underlying BioTime common shares, and to use our reasonable best efforts to cause the BioTime Registration Statement to be declared effective by the SEC.  BAC is required to file a registration statement (the “BAC Registration Statement” and, together with the BioTime Registration Statement, the “Registration Statements”) with the SEC to register the BAC Series A common stock to be issued to Geron, and to use its reasonable best efforts to cause the BAC Registration Statement to be declared effective.

Closing Conditions

Closing of the asset contribution transaction is subject to certain negotiated conditions, including: the effectiveness of both Registration Statements under the Securities Act; the effectiveness of the Insurance Policy (defined below), and the approval by our shareholders of the Shareholder Proposals.

Closing of the cash contribution by the private investor is also subject to certain negotiated closing conditions, including the closing of the asset contribution transaction.

Indemnification

We and BAC have agreed to indemnify Geron from and against certain liabilities relating to (a) Geron’s distribution of the BAC Series A common stock to Geron’s stockholders, (b) BAC’s distribution of the Contribution Warrants to the holders of BAC Series A common stock and (c) any distribution of securities by BAC to the holders of the BAC Series A common stock within one year following the closing under the Asset Contribution Agreement, from the date of the first effective date of either of the Registration Statements through the fifth anniversary of the earliest to occur of the date on which all of the Contribution Warrants have either expired, or been exercised, cancelled or sold.  We have also agreed to use our reasonable best efforts to obtain at our cost and expense prior to the closing under the Asset Contribution Agreement a policy of insurance covering such indemnification obligations for a period of five years after the earliest effective date of either of the Registration Statements (the “Insurance Policy”).

BioTime and BAC have agreed to indemnify Geron, and Geron has agreed to indemnify BioTime and BAC, from and against certain expenses, losses, and liabilities arising from, among other things, breaches of the indemnifying party’s representations, warranties and covenants under the Asset Contribution Agreement.  The maximum damages that may be recovered by either party for a loss under this indemnification related to representations, warranties and covenants, with limited exceptions, is limited to $2 million.

Termination of the Asset Contribution Agreement

Each of the parties has certain rights to terminate the Asset Contribution Agreement in certain circumstances.  Among other things, each of Geron and BioTime is permitted to terminate the Asset Contribution Agreement in the event our shareholders fail to approve the Shareholder Proposals and Geron is permitted to terminate the Asset Contribution Agreement if our board of directors withdraws its recommendation to our shareholders to approve the Shareholder Proposals or if any of Messrs. Bradsher, Kingsley and West materially breaches his Support Agreement, described below (see “Support Agreements and Indemnification Agreements”) in each case subject to certain exceptions set forth in the Asset Contribution Agreement.

Termination Fee

We will be required to pay Geron a termination fee of $1.8 million in certain circumstances if the Asset Contribution Agreement is terminated and (a) our board of directors has withdrawn its recommendation to our shareholders to approve the Shareholder Proposals, (b) any of Messrs. Bradsher, Kingsley or West has materially breached his Support Agreement or (c) our shareholders have failed to approve the Shareholder Proposals.

The foregoing description of the Asset Contribution Agreement is qualified in its entirety by reference to the Asset Contribution Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Asset Contribution Agreement has been provided solely to inform investors of its terms.  The representations, warranties and covenants contained in the Asset Contribution Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Asset Contribution Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate.  In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Asset Contribution Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, BioTime.  Investors are not third-party beneficiaries under the Asset Contribution Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of BioTime, BAC or Geron, or any of their respective subsidiaries or affiliates.

Royalty and Sublicense Agreements

Concurrently with the closing under the Asset Contribution Agreement, BAC and Geron will enter into a Royalty Agreement pursuant to which BAC will pay to Geron royalties on the sale of products that are developed and commercialized, if any, in reliance upon Geron patents contributed to BAC.

Geron will sublicense to BAC, on an exclusive, world-wide, basis, certain patents for the purpose of using telomerase as an antigen in the development of certain immunological therapy products (the “Sublicense”). BAC will pay Geron licensing fees for the use of the sublicensed patents and a royalty on sales of products developed and commercialized in reliance upon the sublicensed patents, and BAC will agree to indemnify Geron, Geron’s licensor, and certain other parties from certain liabilities. The Royalty Agreement and Sublicense are exhibits to the Asset Contribution Agreement, a copy of which is attached as Exhibit 2.1.

Support Agreements and Indemnification Agreements

Three of our directors, Neal C. Bradsher, Alfred D. Kingsley, and Michael D. West, an investment partnership managed by Mr. Bradsher as general partner, and an investment partnership and corporation managed and controlled by Mr. Kingsley, have entered into Support Agreements under which they have agreed to vote all of the BioTime common shares that they own on the record date of the BioTime shareholders meeting and continue to own on the date of that meeting in favor of the Shareholder Proposals.   They have also agreed to vote their BioTime common shares against (a) any extraordinary corporate transaction, such as a merger, consolidation or other business combination, involving us or any of our affiliates, which is intended, or could reasonably be expected, to materially delay or prevent the consummation of the asset contribution transaction; (b) any dissolution or liquidation of BioTime; and (c) any other action which is intended, or could reasonably be expected, to materially delay or prevent the consummation of the asset contribution transaction. The Support Agreements will terminate on the earlier of the closing under the Asset Contribution Agreement and termination of the Asset Contribution Agreement.  As of January 4, 2013, the BioTime common shares subject to the Support Agreements represented in the aggregate approximately 35.6% of the outstanding BioTime common shares, but the number of shares subject to the Support Agreements may fluctuate as the BioTime shareholders that entered into Support Agreements have certain rights to transfer shares covered by those Support Agreements.

We have entered into Indemnification Agreements with Mr. Bradsher and an investment partnership managed by Mr. Bradsher, and with Mr. Kingsley and an investment partnership and corporation managed and controlled by Mr. Kingsley, under which we will indemnify them from any liabilities and related expenses arising from the performance of their agreements under their respective Support Agreements.  Our indemnification obligation does not apply to any liabilities or expenses arising from a breach of their Support Agreements.  The Indemnification Agreements were approved by our board of directors, and by our Audit Committee pursuant to our Related Persons Transaction Policy.

The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the Indemnification Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 respectively, and are incorporated herein by reference.

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Statements in this Report regarding plans, expectations or timing relating to BAC’s acquisition of the stem cell assets and related transactions are forward-looking statements and these statements involve risks and uncertainties, including, without limitation, the ability of the parties to close the transaction in a timely manner or at all, the possibility that conditions to closing of the proposed transaction, including the approval of the Shareholder Proposals by BioTime’s shareholders, and the effectiveness of registration statements to be filed by BioTime and BAC with the SEC, may not be satisfied, as well as risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime or BioTime Acquisition Corporation may make with the SEC.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime and BAC each disclaims any intent or obligation to update these forward-looking statements.

Additional Information and Where to Find It

BioTime intends to file with the SEC a proxy statement in connection with the proposed transaction. The definitive proxy statement will be sent or given to the shareholders of BioTime and will contain important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by BioTime with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement and other relevant materials and documents (when they become available) from BioTime by directing a request by mail or email to BioTime’s Chief Financial Officer at 1301 Harbor Bay Parkway, Alameda, California 94502 or pgarcia@biotimemail.com.

Participants in the Solicitation

Geron and BioTime, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from BioTime’s shareholders in connection with the proposed transaction. Information about BioTime’s directors and executive officers is set forth in BioTime’s proxy statement for its 2012 Annual Meeting of Shareholders, which was filed with the SEC on April 30, 2012. The proxy statement and other relevant documents (when available) filed with the SEC are available free of charge at the SEC’s web site at www.sec.gov, and from BioTime by directing a request by mail or email to BioTime’s Chief Financial Officer at 1301 Harbor Bay Parkway, Alameda, California 94502 or pgarcia@biotimemail.com, or by going to BioTime’s Investor Relations page on its corporate web site at www.biotimeinc.com. Information about Geron’s directors and executive officers is set forth in Geron’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2012. The proxy statement and other relevant documents (when available) filed with the SEC are available free of charge at the SEC’s web site at www.sec.gov, and from Geron by contacting Investor Relations by mail at Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025, Attn: Investor Relations Department, or by going to Geron’s Investor Relations page on its corporate web site at www.geron.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that BioTime intends to file with the SEC.

This communication is for informational purposes only and does not constitute an offer to sell any BAC common stock or warrants or any BioTime common shares or warrants or a solicitation of any vote or approval, nor is it a substitute for a prospectus that may be included in a registration statement that may be filed by BAC or BioTime with the SEC under the Securities Act with respect to the proposed transaction, or a proxy statement that will be provided to BioTime shareholders.  BioTime and BAC are not offering to sell, or soliciting an offer to buy, any securities in any state where the offer or sale is not permitted.

Stock and Warrant Purchase Agreement

In addition to entering into a Stock and Warrant Purchase Agreement with BAC, a private investor has also entered into a Stock and Warrant Purchase Agreement with us pursuant to which the investor will invest $5 million in BioTime by purchasing, in two tranches, an aggregate of 1,350,000 BioTime common shares and warrants to purchase 650,000 additional BioTime common shares. In the first tranche of the BioTime financing, the investor will purchase 540,000 BioTime common shares and approximately 260,000 warrants for $2 million.  Closing of the first tranche is expected to occur on or about January 9, 2013.  The second investment tranche of $3 million, through which the investor will acquire an additional 810,000 BioTime common shares and approximately 390,000 warrants, will be funded in conjunction with the closing under the Asset Contribution Agreement.  Closing of the second tranche of the share and warrant purchase is subject to certain conditions, including the closing under the Asset Contribution Agreement.  It is a condition of the closing under the Asset Contribution Agreement that BioTime shareholders approve share issuances related to that transaction, including the second tranche.  The BioTime warrants sold to the investor will have a term of three years and will entitle the investor to purchase BioTime common shares at a price of $5.00 per share, subject to pro rata adjustment for BioTime stock splits, reverse stock splits, stock dividends, recapitalizations and certain other transactions.

We have agreed to register the BioTime common shares and warrants issued to the investor for sale under the Securities Act.

Section 3-Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

As described above in Section 1, we will issue and sell to a private investor for $5 million in cash an aggregate of 1,350,000 BioTime common shares and warrants to purchase 650,000 additional BioTime common shares. Those common shares and warrants will be issued and sold without registration under the Securities Act in reliance upon the exemption for sales of securities otherwise than in a public offering under Section 4(2) of the Securities Act and Rule 506 thereunder.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Asset Contribution Agreement, dated January 4, 2013, by and among BioTime, Inc., BioTime Acquisition Corporation, and Geron Corporation.*

10.1	Indemnification Agreement, dated January 4, 2013, by and among BioTime, Inc., Broadwood Partners, L.P, and Neal Bradsher.

10.2	Indemnification Agreement, dated January 4, 2013, by and among BioTime, Inc., Alfred D. Kingsley, Greenbelt Corp. and Greenway Partners, L.P.

*	Schedules to the Asset Contribution Agreement have been omitted. BioTime agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: January 8, 2013	By	/s/ Michael D. West
Chief Executive Officer

Exhibit Number	Description
2.1	Asset Contribution Agreement, dated January 4, 2013, by and among BioTime, Inc., BioTime Acquisition Corporation, and Geron Corporation.*

10.1	Indemnification Agreement, dated January 4, 2013, by and among BioTime, Inc., Broadwood Partners, L.P, and Neal Bradsher.

10.2	Indemnification Agreement, dated January 4, 2013, by and among BioTime, Inc., Alfred D. Kingsley, Greenbelt Corp. and Greenway Partners, L.P.

*	Schedules to the Asset Contribution Agreement have been omitted. BioTime agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.